                                                                    Exhibit 99.4


                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                           TENDER OF ALL OUTSTANDING
                           13% SENIOR NOTES DUE 2007
                                IN EXCHANGE FOR
    13% SERIES B SENIOR NOTES DUE 2007 THAT HAVE BEEN REGISTERED UNDER THE
                            SECURITIES ACT OF 1933

     This form, or one substantially equivalent hereto, must be used by a holder to accept the Exchange Offer of GlobeNet Communications Group Limited, a Bermuda company (the "Company"), and to tender 13% Senior Notes due 2007 (the "Old Notes") to the Exchange Agent pursuant to the guaranteed delivery procedures described in "Exchange Offer -- Guaranteed Delivery Procedures" of the Company's
Prospectus, dated                , 1999 (the "Prospectus") and in Instruction
2 to the related Letter of Transmittal. Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON      ,
1999, UNLESS EXTENDED (THE "EXPIRATION DATE"). OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                 The Exchange Agent for the Exchange Offer is:

                             BANKERS TRUST COMPANY


               By Hand:                                    By Mail:

        Bankers Trust Company                     BT Services Tennessee, Inc.
   Corporate Trust and Agency Group                   Reorganization Unit
 Attention: Reorganization Department                   P.O. Box 292737
       Receipt & Delivery Window                Nashville, Tennessee 37229-2737
   123 Washington Street, 1st Floor                Facsimile: (615) 835-3701
          New York, NY 10006


                         By Overnight Mail or Courier:

                          BT Services Tennessee, Inc.
                        Corporate Trust and Agency Group
                              Reorganization Unit
                            648 Grassmere Park Road
                           Nashville, Tennessee 37211
                     Confirm by Telephone: (615) 835-3572


                                 Information:

                                (800) 735-7777

                             ____________________

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE IN THE BOX PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

     The undersigned hereby tenders the Old Notes listed below:

Certificate Number(s) (if known) of Old Notes or Account    Aggregate Principal Amount  Aggregate Principal Amount
      Number at the Book-Entry Transfer Facility                    Represented                  Tendered
--------------------------------------------------------    --------------------------  --------------------------

                           PLEASE SIGN AND COMPLETE

Names of Record Holder(s):____________________  Signature(s):___________________

Address:______________________________________  ________________________________

______________________________________________  Dated:____________________, 1999

Area Code and Telephone Numbers:______________

______________________________________________

     This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Capacity:
________________________________________________________________________________
Address(es):
________________________________________________________________________________

________________________________________________________________________________

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "Exchange Offer--Book-Entry Transfer" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three business days following the Expiration Date.

Name of Firm:____________________________    __________________________________
                                                   (AUTHORIZED SIGNATURE)
Address:_________________________________
                       (INCLUDE ZIP CODE)    Name:_____________________________

Area Code and Tel. Number:                   Title:____________________________
                                                     (PLEASE TYPE OR PRINT)
_________________________________________
                                             Date:______________________,  1999

     DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date.
The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

     2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Old Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

     3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.